ATTACHMENT TWO

         TO BE FILED AS AN EXHIBIT UNDER SUB-ITEM 77Q1(F) OF FORM N-SAR
  LETTER FROM FORMER INDEPENDENT ACCOUNTANT FURNISHED PURSUANT TO SUB-ITEM 77K


Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

We have read the statement of Forum Funds (copy attached) which we understand will be included in response to Sub-item 77K of Form N-SAR and agree with the statements concerning our firm contained therein.


Very truly yours,



------------------------
McCurdy & Associates CPA's, Inc.



cc:      Ronald H. Hirsch
           Treasurer, Forum Funds